IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

In re BLACKSKY TECHNOLOGY INC.	) )	C.A. No. 2023-____-___
VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205
Petitioner BlackSky Technology Inc. (the “Company”), by and through its undersigned counsel, petitions the Court pursuant to 8 Del. C. § 205 as follows:
NATURE OF THE ACTION
1.The Company respectfully requests that the Court validate the filing and effectiveness of its Amended and Restated Certificate of Incorporation dated September 9, 2021 (the “Charter,” attached as Exhibit A) and to validate stock and other securities that it issued in reliance on the Charter, the validity of which has been called into question by a recent decision of this Court, Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022).
2.At a special meeting of the Company’s stockholders held on September 8, 2021 (the “Special Meeting”), the stockholders voted on a series of proposals in connection with the de-SPAC transaction (the “Transaction”) in which the Company (then known as Osprey Technology Acquisition Corp.) would acquire BlackSky Holdings, Inc. (“Legacy BlackSky”). Among other things, the Transaction entailed adopting the Charter, issuing shares of the Company’s Class A Common Stock, and eliminating the Company’s Class B Common Stock.

3.At the Special Meeting, the Company’s stockholders approved the adoption of the Charter, which amended certain provisions of the Company’s then-effective Amended and Restated Certificate of Incorporation dated October 31, 2019 (the “Old Charter,” attached as Exhibit B) including:
(a)amending Article IV to increase the number of authorized shares of Class A Common Stock from 150 million to 300 million and Preferred Stock from 1 million to 100 million and to eliminate the Class B Common Stock (the “Share Increase Amendment”); and
(b)making certain other changes to the Old Charter, including adopting new Article IV, Section 5 to opt out of the separate class voting requirements of Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”) with respect to the adoption of future charter amendments that increase or decrease “the number of authorized shares of Preferred Stock or Class A Common Stock” (the “Opt-Out Amendment” and, together with the Share Increase Amendment, the “Charter Amendments”).
4.The Charter Amendments were each approved during the Special Meeting by the affirmative vote of (i) the holders of a majority of the outstanding shares of the Company’s Class B Common Stock and (ii) the holders of a majority of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock entitled to vote thereon at the Special Meeting, voting as a single class (the “Voting Standard”). Although the Company did not seek approval from the holders of a majority of the outstanding shares of Class A Common Stock, such approval was also obtained in favor of the Charter Amendments. The Company’s stockholders also voted to approve the Transaction.
5.On September 9, 2021, after the Special Meeting and in reliance on the effectiveness of the stockholder votes approving the Charter Amendments, the Company filed the Charter with the Delaware Secretary of State, and it became effective that day. Upon the closing of the Transaction and PIPE financing transactions, the Company issued a total of approximately 105 million shares of Class A Common Stock. These issuances are referred to collectively as the “Share Issuances.” Following the Transaction, the number of shares of Class A Common Stock outstanding increased from 31,625,000 before the Transaction to 115,949,075 following the closing of the Transaction and two PIPE financings that closed concurrent with, and within three business days of, the Transaction.
6.Throughout the last 16 months, the Company’s Class A Common Stock has actively traded on the NYSE. The average daily trading volume in that period is hundreds of thousands of shares.
7.The Company had no reason to question the validity of the Charter Amendments until the Court’s December 27, 2022 decision in Boxed. Like the Company here, the defendant company in Boxed sought stockholder approval to amend its charter to increase the number of authorized shares of Class A common stock in connection with a de-SPAC transaction from its common stockholders voting as a single class, similar to the Voting Standard. The Boxed plaintiff made a demand on Boxed, contending that under Section 242(b)(2) of the DGCL, Boxed’s Class A and Class B common stockholders were required to approve the proposed amendment voting as separate classes. Boxed acceded to the demand and altered the approval standard for the proposed amendment. The plaintiff then moved for an award of a mootness fee. The parties joined issue on whether the plaintiff’s demand had been meritorious—that is, whether a separate class vote was required—or whether the Class A Common Stock and Class B Common Stock were instead series within a single class of stock. The Court held for the plaintiff, concluding that a separate class vote was required because Boxed’s charter (i) used the word “class,” rather than “series,” to describe the Class A shares; (ii) authorized three classes of stock (Class A, Class B, and Preferred), fixing the number of shares and par value of each, as permitted by Section 102(a)(4) of the DGCL; and (iii) allowed the board to provide for series of preferred stock by resolution but did not include any board authority to similarly fix series of common stock.
8.At least 47 petitions similar to this one seeking Section 205 validation have been filed in this Court since Boxed was decided. Many former SPACs, like the Company, interpreted Class A and Class B Common Stock to be series of stock within a single class of common stock. The Old Charter, like the charter in Boxed and the charters at issue in the other cases seeking Section 205 validation, contain similar pertinent provisions. For example, Article IV, Section 4.1 of the Old Charter states, “[t]he total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 176,000,000 shares, consisting of (a) 175,000,000 shares of common stock, including (i) 150,000,000 shares of Class A Common Stock, and (ii) 25,000,000 shares of Class B Common Stock, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share.” Old Charter, Art. IV § 4.1 (internal definitions omitted). The use of the word “including,” as well as the structure breaking out the Class A and B as subparts within “common stock,” led the Company to reasonably believe that Class A and Class B Common Stock were series within the broader class of common stock, but Boxed has called that interpretation into question.
9.Regardless, the result in Boxed creates uncertainty as to the validity of the Charter (including the Charter Amendments) in reliance thereon, and the validity of equity granted under the Charter, absent validation. Because the vote adopting the Charter Amendments was not structured to require separate class votes from both the Class A Common Stock and Class B Common Stock—even though a majority of shares of each of the Class A Common Stock and Class B

Common Stock did vote in favor—the Company wants to resolve any uncertainty about the validity of the Charter, the Charter Amendments, or the subsequent corporate acts that relied thereon.
10.Therefore, the Company brings this action pursuant to 8 Del. C. § 205 to validate the filing and effectiveness of the Charter, including the specific Charter Amendments, and shares of Class A Common Stock and other equity issued thereunder. As discussed in greater detail below, each of the Section 205 factors supports validation. The Charter Amendments were approved and effectuated with the belief that they complied with the DGCL, the Old Charter and the bylaws of the Company. Class A Common Stock was issued to stockholders of Legacy BlackSky who understood the Company’s certificate of incorporation to have been validly amended in the manner specified in the Charter, as a required closing condition of Section 9.03(g) of the merger agreement contemplating the Transaction, and the Class A Common Stock issued as merger consideration therefore to have taken on the features identified in the Charter. The Company and its board of directors have treated the Charter Amendments as valid, and they, along with many stockholders and other third parties, have acted in reliance on their validity. No one will be harmed by the validation of the Charter. On the contrary, validating the Charter will uphold the Company’s and its stockholders’ expectations. Meanwhile, refusing validation will throw the Company’s capital structure and the value of its stockholders’ investments into question, jeopardizing the Company’s ability to obtain funding and operate in the ordinary course. Validation under the circumstances would be equitable for all of the same reasons.
FACTUAL ALLEGATIONS
11.The Company is a Delaware corporation that began its life as a SPAC called Osprey Acquisition Corp. II on June 15, 2018. Since the Transaction closed on September 9, 2021, when a wholly owned subsidiary of the Company merged with and into Legacy BlackSky, the Company has been a publicly traded holding company for Legacy BlackSky, its operating subsidiary, which is a leading provider of real-time geospatial intelligence.
A.    The Proxy and Text of the Charter Amendments
12.On August 11, 2021, the Company filed a proxy statement and prospectus on Form 424B3 with the SEC in connection with the forthcoming Special Meeting (the “Proxy,” excerpts attached as Exhibit C). The Proxy identifies 12 proposals to be voted on at the Special Meeting, including the two Charter Amendments at issue in this Petition.
13.Proposal No. 2, one of several proposed amendments to the Old Charter, would result in the Share Increase Amendment.
A proposed amendment to (a) increase the number of authorized shares of Class A Common Stock from 150,000,000 to 300,000,000, and (b) eliminate the Class B Common Stock.

See Proxy at 127.
14.Proposal No. 7, a proposal to amend and restate the Old Charter, would also result in, among other things, the Opt-Out Amendment.
Conditioned upon the approval of Proposals No. 2 through No. 6 [each a specific amendment, including the Share Increase Amendment], our existing charter will be amended and restated in its entirety with the proposed charter. Proposal No. 7 provides for approval of the proposed charter, which includes the approval of all other changes in the proposed charter in connection with replacing the existing charter with the proposed charter as of the closing of the merger.
Id. at 129; id. Annex B at B-2.
15.Approval of the Charter Amendments was subject to the Voting Standard. Id. at 130.
B.    The Special Meeting and Vote
16.There were 39,531,250 shares of common stock outstanding and entitled to vote as of the record date for stockholders entitled to vote at the Special Meeting, consisting of 31,625,000 shares of Class A Common Stock and 7,906,250 shares of Class B Common Stock. Id. at 5. The Charter Amendments received the affirmative vote of a majority of the 39,531,250 shares of Class A Common Stock and Class B Common Stock, voting together and entitled to vote thereon, including 26,324,215 in favor of Proposal No. 2 and 26,272,290 in favor of Proposal No. 7. Osprey Technology Acquisition Corp., Form 8-K at 2-3, Sept. 8, 2021 (the “8-K,”

attached as Exhibit D). The Company therefore believed the Charter Amendments had received the requisite stockholder vote and had been approved.
17.Although the vote on the Charter Amendments was not structured as a vote of the holders of the Class A Common Stock voting as a separate class, the Company received the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock. The Charter Amendments were approved by approximately 58% of the total outstanding shares of Class A Common Stock entitled to vote at the Special Meeting, as the Company reported that “all Class B common stock outstanding” voted for each of the proposals up for a vote at the Special Meeting. See 8-K at 4.
18.Following the Special Meeting, the Company and its board of directors treated the approval of the Share Increase and Opt-Out Amendments as valid, as evidenced by the Company’s subsequent actions and disclosures. As discussed above, immediately following the Special Meeting, the Company filed the Charter with the Delaware Secretary of State and, following the closing of its PIPE financing transactions, made the Share Issuances, in which over 105 million shares of Class A Common Stock were issued to existing and new stockholders.
19.The Company’s shares have traded publicly for over 16 months, with an average daily trading volume in the hundreds of thousands. According to

Yahoo! Finance, in the last three months, the Company’s average daily trading volume was approximately 670,000 shares.
20.As disclosed in the Company’s most recent quarterly report, filed on November 8, 2022, the Company had 121,364,748 shares of Class A Common Stock outstanding as of November 7, 2022. BlackSky Technology Inc., Form 10-Q, Nov. 8, 2022.
21.Since the closing of the Transaction, the Company has issued, or allocated for issuance, additional shares of Class A Common Stock in connection with an at-the-market stock offering, a private placement offering, and in connection with equity incentive plans. On December 15, 2022, the Company entered into an Open Market Sale Agreement with Jefferies LLC (“Jefferies”) pursuant to which the Company may offer and sell from time to time, through Jefferies, additional shares of Class A Common Stock with an aggregate offering price of up to $75,000,000. BlackSky Technology Inc., Form 8-K, Dec. 15, 2022. The “Floor Price” as defined in the Open Market Sale Agreement for the minimum price per share set for the issuance of stock under the agreement is $1.00 per share without the consent of Jefferies, meaning that an additional 75 million shares could be issued pursuant to such agreement, thereby exceeding the shares of Class A Common Stock authorized under the Old Charter.

ALL SECTION 205 FACTORS POINT IN FAVOR OF VALIDATION
22.The uncertainty created by the Boxed decision regarding the Company’s capital structure and the validity of its Charter and the results of subsequent stockholder votes is causing—and will continue to cause—the Company and its stockholders harm.
23.In considering a petition under Section 205, the Court is called on to consider: (1) whether the allegedly defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of the DGCL, the charter or the bylaws of the company; (2) whether the corporation and the board of directors treated the allegedly defective corporate act as a valid act and whether any person acted in reliance on the public record that the defective corporate act was valid; (3) whether anyone was or will be harmed by the validation of the allegedly defective corporate act, excluding any harm that would have resulted if the defective act had been valid when approved or effectuated; (4) whether anyone will be harmed by the failure to validate the allegedly defective corporate act; and (5) other factors or considerations the Court deems just and equitable. 8 Del. C. § 205(d).
24.Without prompt relief from this Court validating the filing and effectiveness of the Charter (which implemented the Charter Amendments), the Company faces the risk of immediate and substantial irreparable harm due to uncertainty as to the number of shares of common stock available for issuance and the validity of the shares of common stock issued, or that may be issued, in reliance on the Charter Amendments. For example, the Company is contractually obligated to issue approximately 8,083,000 shares of Class A Common Stock upon the exercise of outstanding options, approximately 25,908,000 warrants to purchase shares of Class A common stock, and approximately 8,268,000 shares of Class A Common Stock upon the vesting of outstanding RSUs. BlackSky Technology Inc., Form 10-Q at 26, Nov. 8, 2022. If those issuances are made, the Company would exceed the limit of 150 million authorized shares of Class A Common Stock under the Old Charter. The uncertainty surrounding the validity of the Charter could cause market disruption, disrupt the Company’s important commercial relationships, result in legal claims by Company equity-holders, and ultimately lead to loss of value for the Company’s stockholders and loss of eligibility to remain listed on the NYSE.
25.Moreover, the recent uncertainty regarding the Company’s validly issued common stock may adversely affect the Open Market Sale Agreement with Jefferies discussed previously. The Company also relies on its available unissued shares of stock as compensation for its employees and directors with stock-based compensation plans, as well as relying on stock-based compensation to attract new talent. The Company has an upcoming annual meeting where it will need to know how many shares it has outstanding and which shares are entitled to vote on matters at the annual meeting.
26.The Company also cannot pursue certain types of transactions, such as acquisitions in which Company capital stock forms a portion of the consideration, stock repurchases, etc. while this uncertainty persists, as it may be unable to provide the required representations and warranties and the validity of any stock at issue in connection with such a transaction would be uncertain. The Company could likewise lose the ability to obtain debt financing for the same reason.
27.In August 2021, long before the Court issued the Boxed decision, the Company received a demand letter from a purported stockholder asserting that a separate class-by-class vote was required to pass the Share Increase Amendment. The Company analyzed that assertion with the assistance of its regular outside corporate counsel Wilson Sonsini Goodrich & Rosati, PC. Though it disagreed with the assertion in the stockholder demand, it nevertheless resolved the demand by reducing the amount of authorized common stock in the Share Increase Amendment from 1 billion to 300 million shares. The Charter Amendments were approved with the genuine belief that they were being enacted in accordance with Delaware law and the Old Charter. After the Boxed decision was issued and the structure of the Old Charter (and the structures of many other former SPAC charters) was called into question, the Company acted quickly to investigate and analyze its implications for the Company with the aid of counsel.
28.The Company is unable to ratify the Charter (including the Charter Amendments) in a timely manner pursuant to Section 204 of the DGCL. Any such ratification would require a vote of the holders of the Company’s valid stock at a meeting of stockholders under Section 204(c) and (d) since Article VIII, Section 1 of the Charter prohibits such ratification by written consent in lieu of a stockholder meeting. To accomplish a stockholder vote on ratification, the Company would need to expend significant time, money, and resources in connection with preparing and filing a proxy statement, calling a special meeting of stockholders to approve the ratification, and conducting the meeting. That process could take several months. Additionally, under Section 204, the Company would be required to file a certificate of validation with the Delaware Secretary of State to effectively ratify the Charter. See 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation where the defective act relates to a certificate of incorporation previously filed with the Secretary of State). Processing times for certificates of validation can take upwards of 3-4 months and, during that period, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes, or make any other filings with the Delaware Secretary of State. The additional expenses and, critically, the potentially lengthy period of uncertainty regarding the Company’s capital structure associated with the ratification process could be avoided if the Court grants the relief requested herein.
29.On top of the other factors, equity supports validation. Granting the relief sought in this Petition would place the Company and its investors in the position they have believed themselves to be in since the Charter Amendments were approved, meanwhile harming no one.
30.The Company respectfully asks this Court to validate the Charter, which implemented the Charter Amendments, and the resulting increase in the number of authorized shares of common stock, and any subsequent equity issuances in reliance on the Charter Amendments, to prevent imminent and significant harm to the Company and its stockholders.
CAUSE OF ACTION
Validation of Corporate Acts Under 8 Del. C. § 205
31.The Company repeats and reiterates the allegations above as if fully set forth herein.
32.The Company is authorized to bring this petition under 8 Del. C. § 205(a).
33.Pursuant to 8 Del. C. § 205(a), the Court has authority to determine the validity of any defective corporate act and putative stock. Defective corporate acts can include acts purportedly taken by the corporation that are within the power of a corporation but are void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable. 8 Del. C. § 204(h)(2).
34.The Company filed and effectuated the Charter implementing the Charter Amendments with the good faith belief that those amendments were adopted in compliance with Delaware law and the Old Charter.
35.The Company has treated the Charter Amendments as valid, taken acts in reliance on those amendments, and treated as valid those acts taken in reliance on the amendments.
36. The Company has issued shares of common stock in reliance on the effectiveness of the Charter and has reflected those shares as issued and outstanding in all its SEC filings, financial statements, and third-party certifications requiring it to indicate the number of authorized shares of common stock since the time they were issued.
37.Third parties, including financing sources, stockholders, directors, officers, and employees, have relied upon the validity of the Charter Amendments and treated all acts in reliance on those amendments as valid.

38.On information and belief, no one would be harmed by the validation of the Share Increase and Opt-Out Amendments. The results of the Special Meeting and the filing of the Charter Amendments thereafter were all disclosed publicly, and actions have been taken in good faith reliance on them.
39.As discussed above, the Company and its stockholders may be significantly, imminently, and irreparably harmed absent the relief requested.
PRAYER FOR RELIEF
    WHEREFORE, the Company respectfully requests that this Court enter judgment as follows:
    A.    Validating and declaring effective the Charter implementing the Charter Amendments, including the filing and effectiveness thereof;
    B.    Validating and declaring effective all shares of Class A Common Stock and securities issued in reliance on the effectiveness of the Charter; and
    C.    Granting such other and further relief as this Court deems proper.

WILSON, SONSINI, GOODRICH
& ROSATI, P.C.

 /s/ Andrew D. Cordo
Andrew D. Cordo (#4534)
Ashleigh L. Herrin (#7064)
222 Delaware Avenue, Suite 800 Wilmington, DE 19801
(302) 304-7600

Counsel for Petitioner
BlackSky Technology Inc.

Dated: March 7, 2023